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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 11, 2000

                                   UPROAR INC.
             (Exact name of registrant as specified in its charter)


          Delaware                  000-29971                    133919458
          --------                  ---------                    ---------
(State or other jurisdicton       (Commission                 (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


                    240 West 35th Street, New York, NY 10001
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (212) 714-9500


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Item 5. Other Events

On August 11, 2000, Uproar Inc. (the "Company") completed the acquisition of Take Aim Holdings Ltd., a British Virgin Islands company ("Take Aim"), pursuant to an Agreement and Plan of Merger by and among the Company, Uproar Acqusition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Acquisition"), Take Aim, and the shareholders and warrant holders of Take Aim. As a result of the transaction, Take Aim merged with and into Acquisition, which was the surviving corporation.

In the transaction, the Company issued the shareholders of Take Aim an aggregate of 1,333,334 shares of Common Stock of the Company and assumed outstanding stock options to purchase an aggregate of (after assumption and conversion) 28,650 shares of Common Stock of the Company.

The Merger is expected to be accounted for as a tax-free acquisition.

Further details regarding this announcement are contained in the Company's press release dated August 7, 2000, attached as an exhibit hereto and incorporated by reference herein.



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Item 7. Exhibits.

          Exhibit
          Number    Description
          -------    -----------

            99.1     Press release, dated August 7, 2000.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       UPROAR INC.


Date:  August 24, 2000                 By /s/ Kenneth D. Cron
                                         ---------------------------------
                                       Kenneth D. Cron
                                       Chairman of the Board
                                       and Chief Executive Officer



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                                 EXHIBIT INDEX



Exhibit
Number            Description
------            -----------

99.1              Press Release dated August 7, 2000